Exhibit 3.1

ARTICLES OF ASSOCIATION

of

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

A Limited Liability Company

Updated on June 23, 2022

A. INTRODUCTION

Interpretation

1.

In these Articles of Association (“Articles”), the words which appear in the first column in the table set forth below shall be interpreted in accordance with the interpretation which is given to them on the same line in the second column thereof. This shall apply as long as the text or context of the matter does not include any statement which contradicts said meaning or which is not consistent therewith.

Words	Interpretations
the “Company”	Teva Pharmaceutical Industries Ltd.

the “Companies Law”	The Israeli Companies Law, 5759-1999, and any other law which shall replace or amend it and which shall apply to the Company and be in force at the time in question and the regulations promulgated thereunder.

“Officer”	Office Holder as defined in the Companies Law.

the “Securities Law”	The Israeli Securities Law, 5728-1968, or any other law which shall replace or amend it and which shall apply to the Company and be in force at the time in question and the regulations promulgated thereunder.

“Authorized Person”	As defined in Article 47 below.

The English version of these Articles shall be the sole binding version. Words which are in the singular form shall be deemed to include the plural form, and vice versa. Words which apply to individual persons shall be deemed to include incorporated entities, unless specified otherwise.

The words and expressions in these Articles not otherwise defined herein shall have the same meaning as that given to them in the Companies Law, unless they conflict with the content or the subject of that set forth in writing.

Objectives and Purpose of the Company

2.	The purpose of the Company is to engage in any lawful endeavor.

3.	The Company’s center of management shall be in Israel, unless the Board of Directors shall otherwise resolve, with a majority of three quarters of the participating votes.

4.	The Company is entitled to contribute a reasonable amount to a worthy cause, even if the contribution does not fall within the framework of its business objectives.

Limitation of Liability

5.	The liability of the shareholders is limited to the payment of the par value of their shares.

B. CAPITAL OF THE COMPANY

Capital Structure

6.	The registered share capital of the Company is NIS 249,434,338 consisting of 2,494,343,376 shares of NIS 0.1 par value each, divided as follows:

2,494,343,316        Ordinary Shares, nominal (par) value NIS 0.1 per share (“Ordinary Shares”).

60                           Deferred Shares, nominal (par) value NIS 0.1 per share (“Deferred Shares”).

7.

(a)	The Ordinary Shares shall confer upon the holders thereof equal rights with regard to the receipt of dividends, the receipt of bonus shares and the distribution of Company property during liquidation.

(b)

In addition, the Ordinary Shares shall confer upon the holders thereof equal rights with regard to voting and the right to appoint directors, including pursuant to the provisions of Articles 45 and 56 below.

8.	The Deferred Shares shall not confer upon the holders thereof any rights, except for the right to be reimbursed in the amount of the par value thereof upon liquidation.

9.

Should the share capital, at any time whatsoever, be divided into different types of shares, it shall be permissible to change the rights of any such type (unless otherwise set forth in the terms of issue of the shares of that type) after having obtained the consent, in writing, of all of the shareholders of the shares that have been issued of that type, or following the adoption of a resolution, by a majority of three-quarters of the participating votes at a meeting of the shareholders of that type. The provisions of these Articles with regard to General Meetings shall also apply, mutatis mutandis, with regard to such a meeting.

10.

The Company is entitled, subject to the provisions of the Companies Law and these Articles, to issue redeemable preferred shares or redeemable securities, pursuant to the terms and in the manner which shall be set forth by the Company at a General Meeting, and to redeem said shares or securities. The Company shall be entitled to decide upon the establishment of a fund or funds for the purpose of redemption of redeemable preferred shares or of other redeemable securities, in whole or in part, and to decide upon the amounts which shall be allocated to said fund or funds and the sources from which said amounts shall be allocated.

11.

The shares shall be under the supervision of the Board of Directors, which shall be entitled, subject to the provisions of the Companies Law and these Articles, to issue them, to grant option rights for the purchase thereof, or to confer them in any manner to such persons, subject to such reservations and at such times as the Board of Directors shall see fit—provided, however, that no share whatsoever shall be issued at less than its par value, other than pursuant to the provisions of the Companies Law.

12.

The Company is entitled, at any time, to pay a commission to any person who shall underwrite, or shall agree to underwrite (whether absolutely or conditionally), shares or bonds of the Company, or who shall obtain the commitment of an underwriter, or shall agree to obtain the commitment of an underwriter (whether absolutely or conditionally), with regard to shares or bonds of the Company.

However, should the commission with regard to the shares be paid, or be payable, out of capital, the legal conditions and requirements concerning such payment shall be preserved and upheld. The commission may be paid in cash, in shares or in bonds of the Company, or by way of any two or of all three of said means.

13.

Unless otherwise stipulated in these Articles, the Company shall be entitled to consider the registered holder of any share to be the absolute holder of said share, and accordingly, shall not be obligated to recognize any claim in equity or any claim on any other basis which may be filed by any other person with regard to such a share or with regard to any benefit related to such a share, unless it shall have been instructed to do so by a competent court of law or shall be required to do so by virtue of the provisions of the Companies Law or by virtue of the provisions of any other law.

Share Certificates

14.

The share certificates shall be issued by the Company and shall bear the properly affixed signature of two Directors, or of any two of the following: a Director, the Chief Executive Officer (“CEO”), the Chief Financial Officer, the Treasurer or the Company Secretary. Each shareholder shall be entitled to receive, free of charge, one certificate with respect to the shares which are registered in his or her name, or, with the approval of the Board of Directors (against payment of a price which shall be determined by the Board of Directors from time to time), a number of certificates, each of which shall be issued with respect to one or more of the shares which are held by him or her. The Company shall issue the certificates with respect to fully paid-up shares within one month of the date of the issue thereof, or within one month of the date of receipt of the total consideration with respect thereto, or within one month of the date on which the Company shall have been provided, pursuant to the provisions of the Companies Law and of these Articles, with the certificate of transfer of the fully paid-up shares with respect to which the share certificate is requested. Each share certificate shall designate the numbers of the shares with respect to which it was issued.

15.

Should any share certificate become mutilated or defaced, then, following the submission of said certificate to the Company Secretary, the Board of Directors or the Company Secretary shall be entitled to instruct that said certificate shall be canceled and a new certificate shall be issued in its stead. Should a share certificate become lost or destroyed, then, following the submission of evidence to the satisfaction of the Board of Directors or the Company Secretary, and following the submission of such guarantee of indemnification and compensation for damages as the Board of Directors or the Company Secretary shall see fit to require, another certificate shall be delivered in its stead to the person who is entitled to the certificate which became lost or destroyed, against such payment as shall be determined by the Board of Directors or the Company Secretary from time to time.

16.	A share certificate which is registered in the names of two or more persons shall be delivered to that person whose name is listed first in the Register or in an Additional Register.

Transfer and Endorsement of Shares

17.

The Company shall maintain registers according to the Companies Law (“Register”), and in addition, it is entitled to maintain additional registers of shareholders outside Israel (“Additional Register”).

18.

No transfer of any share shall be registered unless a certificate of transfer shall have been submitted to the Company, in the usual form or in a form which shall be set forth by the Board of Directors or the Company Secretary from time to time. A certificate of transfer of any share shall be signed by the transferor and the transferee, or by persons on their behalf. The Board of Directors or the Company Secretary, at their sole discretion, is entitled to decide that, in cases of transfer of fully paid-up shares, the certificate of transfer shall be signed by or on behalf of the transferor alone. In addition, the Board of Directors or the Company Secretary, at their sole discretion, are entitled to decide that there shall be no need for the signature of a witness in order to validate the signatures which appear on the certificate of transfer.

The transferor shall be deemed to be the holder of a transferred share until the name of the transferee shall have been registered in the Register with regard to said share. With regard to shares which are registered in an Additional Register, a certificate of transfer may be drawn up in the form, and may be signed in the manner, which shall be permitted or customary, according to the Companies Law or prevailing procedure, in the country in which the Additional Register is maintained.

19.	Each certificate of transfer shall be handed in for registration at the Registered Office, or the office where an Additional Register of the Company is maintained (whichever is relevant), or in any other place, as the Board of Directors or the Company Secretary shall set forth from time to time. The share certificates with respect to the transferred shares, and any other evidence which the Board of Directors or the Company Secretary shall require, in order to prove the transferor’s right of ownership or his or her right to transfer the shares, shall be attached to said certificate of transfer.

20.

The Board of Directors is entitled to refuse to register or to confirm the transfer of shares, until the shares whose transfer is desired or any part thereof shall have been fully paid up. The fact of whether or not the refusal applies to a transferee who is the holder of a share in the Company shall have no relevance.

21.

The executors of the will or of the estate of an individual shareholder who has died—or, in cases where there are no executors of a will or of the estate, the persons who have been declared by a competent court of law to hold a right of benefit, in the capacity of the heirs of said individual shareholder who has died—shall be the only persons who shall be recognized by the Company as the holders of a right in any share which is registered in the name of the deceased individual. Should a share be registered in the names of two or more shareholders, the Company shall recognize only the surviving partner or the surviving partners, or the executors of the will or of the estate of the last partner to have died, as the holders of a right in said share, and, should there be no executor of a will or of the estate (of the last deceased partner), the Company shall recognize, as the holders of a right in said share, only the persons who have been declared by a competent court of law to hold a right of benefit, in the capacity of the heirs of the last deceased partner.

22.

Any person or entity that has become entitled to a share as the result of the death or bankruptcy of a shareholder shall be entitled—after having provided such evidence as the Board of Directors or the Company Secretary shall require of that person or entity from time to time—to be registered as a shareholder with respect to said share, or, instead of being personally registered as a shareholder, to perform any transfer which the deceased or bankrupt shareholder could have performed. However, in any such case, the Board of Directors shall be entitled to refuse or to delay registration, as it would have been entitled to do in the case of transfer of the share by the deceased shareholder prior to his or her death, or by the bankrupt shareholder prior to the occurrence of the bankruptcy.

23.

Any person or entity that has become entitled to a share as the result of the death or bankruptcy of a shareholder shall also be entitled to the same dividends and other rights to which said person or entity would have been entitled, had said person or entity been the registered holder of said share. However, prior to being registered as a shareholder, said person or entity shall not be entitled, with respect to said share, to benefit from any right which is granted to shareholders with regard to General Meetings of shareholders in the Company.

Increase and Issue of the Registered Capital

24.

(a)

The Company shall be entitled, from time to time, pursuant to a resolution to be passed by the General Meeting of shareholders, subject however to the provisions of these Articles, to increase the share capital of the Company, by means of such type and in such amount, which shall be divided into shares of such par value, as shall be determined in the resolution as stated above.

(b)

Without derogating from any special rights or privileges which are granted to any existing shares in the share capital of the Company, the new shares shall be issued pursuant to such terms, subject to such reservations, and in accordance with such advantages and rights as shall apply to those shares, all subject to the provisions of these Articles and as set forth in the resolution concerning the issue thereof. Subject to the provisions of these Articles, the Company shall be entitled to issue shares with preferred rights, deferred rights or limiting rights with regard to dividends, the return of capital, or participation in surplus assets or otherwise with special rights or without special rights, including with or without voting rights.

25.	The Company shall not be obligated to offer any new shares whatsoever to the holders of existing shares of any type and kind.

26.

Unless otherwise set forth in the terms of issue of the shares, or in the provisions of these Articles, any capital which shall be obtained by means of the creation of new shares shall be deemed to constitute part of the original share capital, and shall be subject to the provisions of these Articles in all matters concerning calls for payment and installments in connection therewith, transfer, endorsement, forfeiture, encumbrance and the like.

Change in the Registered Capital

27.	The Company shall be entitled, from time to time, pursuant to a resolution to be passed by the General Meeting of shareholders:

(a)	To consolidate its share capital or any part thereof, and to divide it into shares of par value per share which is higher than that of its existing shares; or

(b)

To subdivide its existing shares, in whole or in part, into shares of par value per share which is lower than that of its existing shares, subject to that set forth in the provisions of the Companies Law; or

(c)

To cancel shares with respect to which, as at the date of said resolution, no obligation including a contingent obligation on the part of the Company to issue such shares exists, and to reduce the share capital by the amount of the shares canceled as set forth above; or

(d)	To reduce the share capital of the Company and any capital fund, by any means which it shall see fit, subject to all of the conditions and approvals which shall be required by any law.

28.

With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto as it deems fit and in its sole discretion.

C. GENERAL MEETINGS

29.

The Company shall hold two types of General Meetings of its shareholders: “Annual Meetings” and “Special Meetings”: An Annual Meeting shall be convened once a year, on a date which shall be set by the Chair of the Board of Directors or by the Company Secretary, but no later than 15 months after the last Annual Meeting, and in a place which shall be determined by the Chair of the Board of Directors or by the Company Secretary. All of the other General Meetings of the Company shall be referred to as “Special Meetings” (Annual Meetings and Special Meetings shall be collectively referred to herein as “General Meetings”). All of the in person General Meetings of the Company shall be convened in Israel, unless the Company’s center of management shall have been transferred to another country in accordance with the provisions of these Articles, provided however that General Meetings may be conducted in other formats (in lieu of or in addition to in person meetings), including a virtual format.

30.

Whenever the Board of Directors shall see fit, it shall be entitled to convene a Special Meeting according to its resolution. In addition, the Board of Directors shall convene such a meeting as required under applicable law, provided however, that a demand by a shareholder to convene a Special Meeting shall comply with all of the requirements of a “Proposal Request” set forth in Article 33(b) (with the demanding shareholder being considered a “Proposing Shareholder” for this purpose); and, should the Board of Directors fail to do so, the demanding director(s) or shareholder(s) shall be entitled to convene the meeting themselves, pursuant to the provisions of the Companies Law.

31.	The Company shall not be required to deliver personal notices (‘Hodaa’) of a General Meeting or of any adjournment thereof to any shareholder.

32.

Without derogating from the provisions of Article 31 above, the Company will publish its decision to convene a General Meeting in any manner reasonably determined by the Company, including, without limitation, by publishing a notice on its website, in one or more daily newspapers in Israel or in one or more international wire services, by filing the proxy with the U.S. Securities and Exchange Commission, and any such publication shall be deemed to have been duly given and delivered on the date of such publication.

The accidental omission to give notice of a General Meeting to any shareholder, or the non-receipt of notice by any shareholder, or any flaw in the conduct of a General Meeting, shall not invalidate the proceedings, or any resolution passed, at any General Meeting.

Deliberations at General Meetings

33.

(a)

The function of the Annual Meeting shall be as set forth in the Companies Law. Any other matter which is discussed at an Annual Meeting, and any matter which is discussed at a Special Meeting, shall be deemed a special matter.

(b)

Each shareholder who is entitled pursuant to applicable law to submit a proposal for the agenda of a General Meeting (“Proposing Shareholder”) may request, subject to applicable law, that the Board of Directors include a proposal on the agenda of a General Meeting to be held in the future (a “Proposal Request”), provided that the Proposal Request complies with all the requirements of these Articles, including this Article 33(b) and any applicable law and stock exchange rules, in Israel or abroad. Any such Proposal Request shall be delivered, in person or by certified mail, to the Company’s Registered Office.

The Proposal Request shall set forth (i) the name, business address, telephone number and fax number or email address of the Proposing Shareholder (or each Proposing Shareholder, as the case may be) and, if an entity, the name(s) of the person(s) that controls or manages such entity, (ii) the number of Ordinary Shares held by the Proposing Shareholder, directly or indirectly, and, if any of such Ordinary Shares are held indirectly, an explanation of how they are held and by whom, and, if such Proposing Shareholder is not the holder of record of any such Ordinary Shares, a written statement from the holder of record or authorized bank, broker, depository or other nominee, as the case may be, indicating the number of Ordinary Shares the Proposing Shareholder is entitled to vote as of a date that is no more than 10 (ten) days prior to the date of receipt by the Company of the Proposal Request, (iii) any agreements, arrangements, understandings or relationships between the Proposing Shareholder and any other person with respect to any securities of the Company or the subject matter of the Proposal Request, (iv) the Proposing Shareholder’s purpose in making the Proposal Request, (v) the complete text of the resolution that the Proposing Shareholder proposes to be voted upon at the General Meeting, (vi) a statement signed by the Proposing Shareholder of whether the Proposing Shareholder has a personal interest in the proposal and, if so, a description in reasonable detail of such personal interest, (vii) if the proposal is to nominate a candidate for election to the Board of Directors at an Annual Meeting, the Proposal Request shall also include (A) a declaration signed by the nominee and any other information required under the Companies Law, (B) to the extent not otherwise provided in the Proposal Request, information in respect of the nominee as would be provided in response to the applicable law, regulation and/or stock exchange rules, including disclosure requirements in Israel and/or abroad, (C) a representation made by the nominee of whether the nominee meets the objective criteria for independence under any applicable law, regulation or stock exchange rules, in Israel or abroad, and if not, then an explanation of why not, (D) details of all relationships and understandings between the Proposing Shareholder and the nominee, and (E) a statement signed by the nominee that he or she consents to be named in the Company’s notices and proxy materials relating to the General Meeting, if provided or published, and, if elected, to serve on the Board of Directors, and (viii) any other information required at the time of submission of the Proposal Request by applicable law, regulations or stock exchange rules, in Israel and/or abroad. In addition, the Proposing Shareholder shall promptly provide any other information reasonably requested by the Company. The Company shall be entitled to publish any information provided by a Proposing Shareholder pursuant to this Article 33(b), and the Proposing Shareholder shall be responsible for the accuracy thereof.

34.

Two shareholders who are present at a General Meeting, in person or by proxy or represented by their Authorized Persons, and who jointly hold twenty-five percent or more of the paid-up share capital of the Company, shall constitute a legal quorum. No matter shall be discussed at any General Meeting unless a legal quorum is present at said meeting at the time of commencement of the deliberations.

35.

Should no legal quorum be present half an hour after the time set for the General Meeting whether said meeting is an Annual Meeting or a Special Meeting the meeting shall be adjourned to one week from that day, at the same time and at the same place, or at another date, time and place as shall be set forth by the Board of Directors in a notice to all of those persons who are entitled to receive notice of General Meetings. Should no legal quorum be present at the adjourned meeting as well, half an hour after the time set for said meeting, any two shareholders present, in person or by proxy, who jointly hold twenty percent or more of the paid-up share capital of the Company shall constitute a legal quorum and shall be entitled to deliberate all of the matters for the purpose of which the meeting was convened.

36.

The Chair of the Board of Directors, or, in his or her absence, any other person who has been appointed for that purpose by the Board of Directors, shall serve as Chair at any General Meeting. Should there be no Chair as stated above, or should he or she not have arrived at the meeting thirty minutes after the time set for said meeting, or should he or she not desire to serve as Chair of the meeting, any director present, and if no directors are present, the CEO or any other office holder, shall be the Chair, and only if none of the above are present, the shareholders present shall elect another person from among themselves, and that person shall be the Chair.

37.

The Chair shall be entitled, with the consent of a General Meeting which is attended by a legal quorum, to adjourn the meeting from time to time and from place to place. However, in the course of the adjourned meeting as stated above, there shall be no deliberation on matters other than those which could have been discussed at the meeting in the course of which it was decided to adjourn. No shareholder shall be entitled to receive any notice with regard to the adjournment or with regard to the matters which are on the agenda of the adjourned meeting.

38.

At any General Meeting, resolutions shall be voted upon and adopted by a show of hands, unless a vote by ballot is demanded whether before or after the announcement of the results of the voting by a show of hands, by the Chair or by at least two shareholders who are present, or by one or more shareholders who are present, in person or by proxy, and who hold at least five percent of the paid-up share capital of the Company. Unless a vote by ballot has been demanded as stated above, the announcement by the Chair that the resolution has been adopted, or has been adopted unanimously or by a certain majority, or has been rejected, or has not been adopted by a certain majority, and a comment registered to that effect in the minutes kept by the Company, shall constitute prima facie evidence thereof, and there shall be no need to prove the number of votes or the relative quota of votes in favor or against said resolution.

39.

Without derogating from that set forth above, resolutions of the General Meeting, on any subject whatsoever, may also be adopted by way of a vote in writing, which shall be expressed in the following form or in any other form which shall be approved by the Board of Directors or which shall be set forth pursuant to the Companies Law:

“ TEVA PHARMACEUTICAL INDUSTRIES LIMITED

I, the undersigned,                  of                 , in my capacity as a shareholder of Teva Pharmaceutical Industries Limited, do hereby vote in writing, with                  ordinary shares which are registered in my name, at the General Meeting of shareholders in the Company which shall take place on the      day of the month of                  in the year                  and at any adjourned meeting, with regard to the proposed resolutions which are set forth below, as follows:

Signed this day, the      day of the month of                  in the year                 .”

40.

Should a vote by ballot have been duly demanded, the voting shall be held at such a time and in such a place as the Chair shall instruct, and it shall be permissible to hold the voting immediately, or after recess or an adjournment. The results of the vote by ballot shall be deemed as a resolution of the General Meeting with regard to which the vote by ballot was demanded.

41.

The demand for a vote by ballot shall not impede the continuation of the meeting for the purpose of deliberation of any matter which is on the agenda, with the exception of the matter with regard to which the vote by ballot was demanded.

42.

A vote by ballot for the purpose of electing the Chair of the meeting shall be neither demanded nor conducted. A vote by ballot with regard to the adjournment of the meeting, if demanded, shall be conducted immediately. A vote by ballot which has been demanded with regard to any other matter shall be held at such a time as the Chair of the meeting shall instruct.

43.	Should the votes in favor and against be tied, whether the voting is by a show of hands or by ballot, the Chair of the meeting shall be entitled to an additional casting vote.

44.

Any resolution of the Company which is adopted at a General Meeting shall be deemed a resolution duly adopted if it has been adopted by simple majority of the participating votes, as long as there is a legal quorum at said meeting, unless another majority is required pursuant to the Companies Law or to these Articles.

Votes by the Shareholders

45.

Subject to, and without derogating from, the existing rights or limitations with regard to any specific type of shares which constitute part of the Company’s capital, each shareholder irrespective of whether the voting is by a show of hands or by ballot shall be entitled to one vote with respect to each share held by him or her.

46.

In the case of joint holders of a share, either of the registered shareholders who is present, in person or by proxy, at a General Meeting is entitled to vote at that meeting as if he or she were the sole holder of the shares jointly registered as stated above. However, should two or more joint shareholders be present, themselves or by proxy, at any General Meeting, the vote of the partner whose name is listed first in the Register shall be the sole allowable vote, and that partner alone shall be entitled to vote, whether in person or by proxy, with respect to the share jointly registered as stated above.

47.

The shareholders who are eligible to vote may do so in person or by proxy or by way of a vote in writing, and if the shareholder is a corporation through an empowered person who shall have been duly appointed for the purpose (“Authorized Person”). The document of appointment of a proxy shall be drawn up in writing and signed by the appointing person or by that person’s agent who shall have been duly appointed in writing for that purpose. If the shareholder is a corporation, the authorization of an Authorized Person shall be drawn up in writing and signed pursuant to the charter documents of the appointing corporation.

48.	One person may be appointed as proxy for several shareholders.

49.	A proxy or an Authorized Person may also be a person who is not a shareholder in the Company.

50.

A document of appointment of a proxy, a power of attorney, a vote in writing, a certificate of ownership or any other document pursuant to which a document of appointment, a vote in writing, or a certificate of ownership is signed, or a copy of any such document, shall be delivered to the Company at the place and time as shall be determined by the Board of Directors or the Company Secretary from time to time. Should this not be done, the document as set forth above shall not be valid unless otherwise decided by the Chair of the meeting.

51.

Should a proxy or an Authorized Person vote in accordance with the terms of his or her document of appointment, his or her vote shall be valid, even if, prior to the voting, the person who appointed the proxy or the Authorized Person dies or becomes legally incompetent, or the appointment is canceled, or the share by virtue of which the proxy or the Authorized Person voted is transferred to another person, unless notice in writing with regard to the death, legal incompetency, cancellation or transfer as set forth above, shall have been given, prior to the voting to the Company Secretary or to the Chair of the meeting at which the voting took place.

52.

A shareholder who is incompetent, or with regard to whom a court of law which is competent to do so has issued a guardianship order, shall be entitled to vote, whether by a show of hands or by ballot, through his or her guardian or through another person, fulfilling the role of such a guardian, who has been appointed for this purpose by a court of law as stated above, and any such guardian or other person as stated above shall be entitled to vote whether personally or by proxy.

53.	The document of appointment of a proxy or an Authorized Person shall be drawn up in the following form or in any other form which shall be approved by the Board of Directors or the Company Secretary.

“TEVA PHARMACEUTICAL INDUSTRIES LIMITED

I, the undersigned,                  of                 , in my capacity as a shareholder of Teva Pharmaceutical Industries Limited, do hereby appoint                  of                  as my proxy, to vote in my name and in my stead, at the General Meeting of shareholders in the Company which shall take place on the day of the month of                  in the year and at any adjourned meeting.

Signed this day, the      day of the month of                  in the year                 ,                                                     ”

D. THE BOARD OF DIRECTORS

54.

(a)

The maximum number of Directors of the Company shall be 18 (eighteen) Directors. Such maximum number includes the two external Directors, to the extent appointed pursuant to the provisions of the Companies Law, and the CEO, as long as he or she serves as a Director in accordance with Article 56(a), and in the event the external directors and/or CEO are not appointed to the Board of Directors, such maximum number of Directors shall be reduced accordingly. The Board of Directors is entitled, at any time and from time to time, to change the maximum number of Directors as stated above, by a majority of three-quarters of the persons voting. Should the Board of Directors have changed the number of Directors as set forth above, the number of members of each of the groups set forth in Article 56(b) below shall be changed accordingly.

(b)	The minimum number of Directors on the Board of Directors shall be 3 (three).

55.

The Board shall consist of a meaningful representation of Israeli resident directors, which need not be a majority, unless the Company’s center of management shall have been transferred to another country in accordance with the provisions of these Articles.

Appointment and Retirement from Office

56.

(a)	The CEO shall serve as a member of the Board of Directors, ex-officio, unless determined otherwise by the Board of Directors.

(b)

The Board of Directors shall be divided into 3 (three) classes, as nearly equal in number as possible, each serving for approximately a three-year-term. At each Annual Meeting, up to 5 (five) Directors, the exact number to be determined by the Board of Directors at its sole discretion, shall be elected to hold office until the third Annual Meeting which shall be held following the Annual Meeting at which they are elected. The provisions of this Article shall not apply to the CEO, who serves as a member of the Board of Directors by virtue of the provisions of subsection (a) above, in the event that he or she so serves, nor to the two external Directors to the extent appointed pursuant to the provisions of the Companies Law.

(c)

The nomination of candidates for election as Directors shall be made by the Board of Directors (in accordance with the recommendations of the Nominating Committee appointed by the Board of Directors). A shareholder interested in proposing the nomination of certain candidate(s) for consideration by the Nominating Committee as aforementioned shall submit his or her proposal in writing to the Company’s Registered Office in accordance with the requirements of applicable law. Any proposal by a shareholder as set forth above shall include all of the information required by Article 33(b).

(d)

Should the number of members of any class of such 3 (three) classes become less than the maximum number of members at such time, the Board of Directors shall be entitled, at any time and from time to time, to appoint, within the framework of the maximum number as stated, Directors who shall serve until the expiry of the term of office of the members of the class in question.

57.

The Directors who are serving in office shall be entitled to act even if a vacancy occurs on the Board of Directors. However, should the number of Directors, at the time in question, become less than the minimum set forth in these Articles, the remaining Directors or the remaining Director shall be entitled to act for the purpose of filling the vacancies which shall have occurred on the Board of Directors or of convening a General Meeting, but not for any other purpose.

58.

Any Director who shall have retired from his or her office shall be qualified to be re-appointed—unless a limitation affecting his or her appointment as a Director shall exist pursuant to the provisions of the Companies Law.

59.

(a)	The office of a Director shall fall vacant, prior to the expiry of his or her term in office, only:

(1)	If he or she has been removed from office pursuant to Article 60 below; or

(2)	For any reason mandated by applicable law.

(b)

The Board of Directors shall be entitled to appoint, as a replacement for a Director whose office has fallen vacant pursuant to the mandatory provisions of the Companies Law, another Director, who shall serve in office until the date on which the term in office of his or her predecessor would have expired, had said office not fallen vacant as stated.

(c)

Any person or persons who are competent to appoint and/or to elect a Director pursuant to the provisions of these Articles shall be entitled to determine that the said appointment/election shall enter into force at some future date.

60.

(a)

Should any Director violate a duty of care or a duty of loyalty to the Company, the General Meeting shall be entitled to remove that Director from office prior to the expiry of his or her term in office (a “Removed Director”), provided that the Removed Director shall be given a reasonable opportunity to state his or her case before the General Meeting.

(b)

Should a Director have been removed from office as set forth in subsection (a) above, the General Meeting shall be entitled, in the same session, to elect another Director in his or her stead. Should it fail to do so, the Board of Directors shall be entitled to do so, pursuant to the provisions of Article 56(d) above.

(c)

Any Director who shall have been appointed by way of a resolution as stated in subsection (b) above, shall serve in office for the period remaining of the term in office of the Removed Director and shall be qualified to be re-appointed.

Remuneration of Directors

61.

(a)

The remuneration of the Directors, including in connection with the performance of special duties or services over and above his or her regular duties as a Director, shall be determined in accordance with applicable law.

(b)

A Director shall be entitled to perform another duty or to hold another office in the Company (except for the office of Accountant, Internal Auditor or attorney for the Company) on a salaried basis, in addition to his or her duties as a Director, pursuant to such terms, with regard to salary and other matters, as shall be determined in accordance with applicable law.

Powers and Duties of the Board of Directors

62.

The Board of Directors shall formulate Company policy and shall supervise the performance of the duties and operations of the CEO. Any power of the Company which has not been conferred upon another organ pursuant to the Companies Law or to these Articles may be exercised by the Board of Directors. However, this power of the Board of Directors shall be subject to the provisions of these Articles and the provisions of the Companies Law, provided that no provision which shall be enacted by the Company shall revoke the validity of any action which had previously been taken by the Board of Directors and which would have been legal, had it not been for that set forth in this Article.

Operations of the Board of Directors

63.

The Board of Directors shall meet for the purpose of conducting its business, and shall be entitled to adjourn its sessions from time to time and to establish the procedure of said sessions as it shall see fit.

64.

Any question which shall arise in any of the sessions of the Board of Directors shall be settled by simple majority of all of the Directors who are voting at that session, unless otherwise set forth by another provision of these Articles. Should the votes be tied, the Chair of the Board of Directors shall be entitled to an additional casting vote.

65.

The legal quorum which shall be required for a session of the Board of Directors shall be a majority of the members of the Board of Directors then serving in office, but shall not be fewer than three Directors, unless otherwise determined in these Articles.

66.

At any session of the Board of Directors at which a legal quorum is present, the participants in that session shall be entitled to exercise all of the powers which are vested in the Board of Directors. A Director who has a personal interest in any matter on the agenda, shall be considered present for quorum purposes.

67.

The Board of Directors shall be entitled to elect a Chair of the Board of Directors and to determine his or her term in office, provided that the CEO shall not serve as Chair of the Board of Directors other than pursuant to the provisions of the Companies Law, provided that the CEO serves as a Director at the same time and throughout the period he serves as Chairman of the Board. Should the Board of Directors not determine the term in office of the Chair of the Board of Directors and until otherwise resolved by the Board of Directors, said Chair shall serve for as long as he or she serves as a Director. Should no Chair of the Board of Directors be elected, or should the Chair not be present at any session within 30 minutes after the time set for said session, the Board of Directors shall select one of its members who shall serve as Chair of the session.

68.

The Chair of the Board of Directors shall be entitled to convene a session of the Board of Directors at any time and pursuant to the provisions of the Companies Law, or according to a request by the CEO.

Should the Chair of the Board of Directors fail to convene a session of the Board of Directors within 21 days of the date on which a demand was presented to him or her by any person entitled to present a demand as stated above (“Demanding Party”), or within 21 days of the date on which he or she shall have been demanded to do so pursuant to the provisions of the Companies Law, any one of the Demanding Parties shall be entitled to convene a session of the Board of Directors pursuant to the provisions of the Companies Law.

69.

Notice of sessions of the Board of Directors shall be sent by mail, or shall be delivered by hand or by fax or by telephone or by email or by any other medium of communications to all of the Directors, a reasonable time before the applicable session, unless otherwise provided by the Companies Law. Said notice shall include a reasonable level of detail with regard to the subjects on the agenda.

70.

Failure to send notice to any Director with regard to a session of the Board of Directors, due to error, shall not adversely affect the validity of any resolution which shall have been adopted by the session in question.

71.

A majority of the in-person sessions of the Board of Directors each year shall be convened in Israel, unless otherwise determined by the Chair of the Board of Directors at his sole discretion, or in the event the Company’s center of management shall have been transferred to another country in accordance with the provisions of these Articles. Notwithstanding the above, the Board of Directors shall be permitted: (i) to hold sessions through the use of any means of communication, provided that all the participating Directors can hear each other simultaneously; and (ii) to adopt resolutions without convening a session, provided that this method of adoption without convening a session for this purpose shall be approved by all of the Directors who are eligible to participate in the deliberations and to vote on the matter addressed by the resolutions and that the resolutions themselves shall be adopted by the applicable majority of Directors required by the Companies Law and these Articles. Should resolutions be adopted without convening a session as stated in subsection (ii) above, the Chair of the Board of Directors (or a designee of the Chair) shall sign the minutes pertaining to the resolutions, and there shall be no need to append the signatures of the remaining Directors to said minutes.

Committees of the Board of Directors

72.

(a)

Subject to the provisions of applicable law, the Committees of the Board of Directors shall be composed of such number of Directors as shall be determined by the Board of Directors. Subject to the provisions of the Companies Law, the Chair of the Board of Directors shall be entitled, from time to time, to join any Committee of the Board of Directors, as a member of said Committee. The Board of Directors shall be entitled, from time to time, to delegate any of its powers to the Committees of the Board of Directors. Notwithstanding, the Board of Directors shall not be entitled to delegate any of its powers to the Committees as stated above, other than for the purpose of recommendation only, with regard to those matters which may not be delegated by the Board of Directors under the Companies Law.

(b)

Subject to the provisions of the Companies Law, a transaction between the Company and an Officer or a transaction between the Company and another entity in which an Officer of the Company has a personal interest according to Section 270(1) of the Companies Law, which is not an extraordinary transaction (as such term is defined in the Companies Law), can be approved by the Board of Directors or by a Committee of the Board of Directors authorized by the Board of Directors for such purposes, or according to Company policy approved by the Board of Directors or such Committee of the Board of Directors. The approval may be for a particular transaction or more generally for certain types of transactions.

(c)

Any Committee which has been composed as stated above shall be obligated, when making use of the powers vested in it, to comply with all of the rules which shall be set forth by the Board of Directors. The office of a member of a Committee shall fall vacant upon the termination of the member’s office as a Director, upon his or her resignation from the Committee or upon his or her removal by the Board of Directors from the Committee for any reason.

73.

The Board of Directors shall be entitled to appoint, for each Committee of the Board of Directors, a permanent Chair from among the members of that Committee. Should the Chair not be present within 30 minutes of the time set for a Committee session, or should there be no Chair of the Committee, those present at the session shall be entitled to elect a member from among themselves who shall serve as Chair of the session.

74.

The provisions of these Articles with regard to the sessions and procedures of the Board of Directors shall also apply, mutatis mutandis, to sessions of any Committee of the Board of Directors, with the exception of the provisions of the closing passage of Article 64 and the opening passage of Article 71, unless otherwise determined in the Companies Law or in these Articles.

Signature and Minutes

75.

The Company shall appoint, from time to time, a person whose signature, or persons whose signatures, together with the stamp of the Company or the printed name of the Company, shall bind the Company. This shall apply, whether generally or to a specific matter or specific matters, as shall be determined by the Company.

76.

The minutes of any session of the Board of Directors and any session of a Committee of the Board of Directors, provided that they shall appear to have been signed by the Chair of that session or by the Chair of the subsequent session of the same entity, shall be deemed to constitute prima facie evidence of the correctness of all of the matters set forth therein.

77.	All of the operations which are performed in good faith by the Board of Directors or by a Committee of the Board of Directors, or by any person acting as a Director, shall be valid even if it shall subsequently be found that there was a deficiency in the appointment of such an entity or of such a Director, or if any or all thereof shall be deficient, just as if each of said entity or Director had been duly appointed and had been qualified to act, as required by the circumstances of the case at hand.

E. CEO

78.

(a)

The Board of Directors shall appoint, from time to time, a person who shall serve as the CEO of the Company, for such a duration and pursuant to such terms, including terms with regard to remuneration and/or benefits, as the Board of Directors shall see fit.

(b)	The Board of Directors is entitled to terminate the term in office of the CEO, at any time and for any reason whatsoever.

(c)

The CEO will lead the management team and manage the Company from its headquarters in Israel, unless the Company’s center of management shall have been transferred to another country in accordance with the provisions of these Articles.

(d)

The CEO shall be responsible for the day to day management of the affairs of the Company, within the framework of the policy that has been set forth by the Board of Directors, subject to its guidelines, and all in accordance with the provisions of the Companies Law.

79.

The Board of Directors shall be entitled, from time to time, as it shall see fit, to delegate to the CEO any of the powers which have been vested in the Board of Directors, with the exception of those which have been exclusively conferred upon the Board of Directors and may not be delegated pursuant to the provisions of the Companies Law. Moreover, the Board of Directors shall be entitled, from time to time, to restrict the delegation of powers, both with regard to the duration thereof and with regard to the purposes for which they shall be used, and to limit them to specific areas and to make them contingent upon specific conditions, all as the Board of Directors shall see fit. At the time of delegation of powers, as stated above, to the CEO, the Board of Directors shall be entitled to determine that said delegation shall be parallel to, or shall supplant, the respective operation of the Board of Directors. The Board of Directors shall be entitled, from time to time, to rescind or to modify the delegation of any power which shall have been delegated pursuant to this Article.

F. DIVIDEND, RESERVE FUND AND CAPITALIZATION

Dividend

80.

The Company shall be entitled to distribute a dividend pursuant to the provisions of the Companies Law, and no dividend shall bear interest; each dividend shall be determined and settled in consideration of the rights of the shareholders, if any, whose shares shall bear special rights with regard to dividends. Unless the rights are attached to any shares or unless otherwise stated in the terms of issue thereof, shares which have been paid up, in whole or in part, shall entitle the holders thereof to a dividend in a manner proportional to the amount which has been paid up, or credited as having been paid up, on the par value of said shares and to the date of payment thereof (pro rata temporis).

81.

The Board of Directors shall be entitled to declare, and cause the Company to pay, a dividend to the shareholders. The Board of Directors shall determine the time for payment of such dividend and the record date for determining the shareholders entitled thereto, subject to applicable law.

82.

The Board of Directors shall be able to adopt a resolution stating that the dividend in question shall be paid, in whole or in part, by means of the distribution of cash or other assets of the Company, and in particular, by distribution of fully paid-up shares, bonds, or other securities of the Company or of any other company, or in any other manner.

83.

The right to a dividend with respect to nominative shares, which has been declared by the Company, shall be determined in accordance with that recorded in the Register or in an Additional Register as of the date of record, according to the declaration.

84.

Unless otherwise specified, it shall be permissible to pay any dividend by check or bank transfer or payment order, which shall be sent according to the registered address of the shareholder or the person entitled to the dividend (and in the case of joint registered holders, to the shareholder whose name is first mentioned in the Register or in an Additional Register with regard to the joint ownership), or in any other manner. Any such check shall be drawn up to the order of the person to whom it is sent. The receipt of the dividend by the person who is registered in the Register or in an Additional Register as the holder of any share or, in the case of joint holders, by any of the joint shareholders shall constitute full, final and absolute release with regard to all payments which shall have been made with respect to said share. The Company shall be entitled to withhold tax or any other mandatory payment from any dividend payment pursuant to applicable law. The Company shall be entitled to invest all of the dividends which have not been claimed, or to use them in any other manner, for the benefit of the Company, until said amounts are claimed, and the Company shall not be deemed a trustee or fiduciary in respect thereof.

85.

Any dividend unclaimed after a period of 7 (seven) years from the date of declaration of such dividend shall be forfeited to the benefit of the Company; provided, however, that the Company, at its sole discretion, shall be entitled to pay any such dividend, or any part thereof, to a person who would have been entitled thereto had the same not been forfeited.

Reserve Fund

86.

The Board of Directors shall be entitled, from time to time, to allocate amounts out of the profits of the Company which may be distributed in the form of dividends, and to transfer such amounts, as it shall see fit, to an account of a fund or funds as it shall see fit. All of the amounts which shall be so transferred and so credited to the account of such a fund shall serve, at the discretion of the CEO, after having consulted with the Chief Financial Officer, and subject to the approval of the Board of Directors, for special purposes or for the gradual settlement of any debt or obligation of the Company or for the repair or maintenance of any of the Company’s assets or for the coverage of losses from the sale of assets or investments or the depreciation in value thereof (whether on a one-time basis or in a general manner), or, at the Board of Directors’ sole discretion, for the supplementing or payment of a dividend or for any other purpose which shall be appropriate for use of the Company’s profits.

87.

All of the amounts which shall have been transferred and credited to the account of any fund or funds may be used, so long as they have not been used for any other purpose pursuant to Article 86 above, for the purpose of investment, together with any other monies of the Company, in the ordinary course of business of the Company, and there shall be no need to distinguish between these investments and the investments of other monies of the Company.

Capitalization

88.

(a)

The Board of Directors shall be entitled, at any time and from time to time, to adopt a resolution stating that any part of the amounts which are credited at that time to any capital fund or held by the Company as profits which may be distributed, shall be capitalized and shall be released for distribution among the shareholders who would have been entitled to receive them, had they been distributed as a dividend, and in the same proportion, provided that said amounts shall not be paid in cash, but shall be used to fully pay up whether according to their par value or with the addition of any premium which shall be determined by the Board of Directors shares which have not yet been issued or bonds of the Company, which shall be issued and distributed among said shareholders and in such a proportion, as shares or bonds which have been fully paid up.

(b)

i)

In any case in which the Company shall issue bonus shares by way of capitalization of profits or funds, at a time where there shall be in circulation any securities which have been issued by the Company and which confer upon the holders thereof the right to convert said securities to shares in the share capital of the Company or options to purchase shares in the share capital of the Company (the rights of conversion or the options as stated above shall be referred to as “the Rights”), the Board of Directors shall be entitled (in cases where the Rights, or any part thereof, shall not be adjusted in any other manner in accordance with the terms of issue thereof) to transfer to a special fund (which shall be referred to by whatever designation shall be resolved by the Board of Directors, and which shall be referred to as “the Special Fund”) an amount which shall be equal to the nominal amount of the share capital which those persons entitled to all or part of the Rights would have received, as a result of the issue of the bonus shares, had they exploited their Rights prior to the date of record which sets forth the right to receive bonus shares, including the right to fractions of shares, and, in the case of a second or additional distribution of bonus shares including eligibility which results from any prior distribution of bonus shares.

ii)

In any case in which the Company shall issue new shares and/or, in lieu of such issue, shall cause its subsidiary to transfer existing shares in the Company which are held by said subsidiary, as a result of the exploitation of said Rights by the persons entitled thereto, in cases where the Board of Directors implemented a transfer to the Special Fund with respect to those Rights pursuant to subsection (i) above, the Company shall issue to any such holder, in addition to the shares to which he or she is entitled as a result of the exploitation of his or her Rights, a number of fully paid-up shares whose total par value shall be equal to the amount which was transferred to the Special Fund in respect of his or her Rights. This shall be done by means of capitalization of an appropriate amount from the Special Fund, and the Board of Directors shall be entitled to decide, at its sole discretion, on the manner of handling the Rights to fractions of shares.

iii)

Following any transfer to the Special Fund, should the Rights expire, or should the period set forth for exploitation of the Rights with regard to which the transfer was implemented come to an end, before said Rights have been exploited, any amount which was transferred to the Special Fund with regard to the aforementioned unexploited Rights shall be released from the Special Fund, and the Company shall be entitled to handle any amount which shall be so released in any manner in which it would have been entitled to handle said amount, had it not been transferred to the Special Fund.

89.

For the purpose of implementation of any resolution which shall be adopted on the basis of Articles 82 or 88 of these Articles, the Board of Directors shall be entitled, at its sole discretion, to settle, as it shall see fit, any difficulty (if any) which shall arise with regard to the distribution. To this end, the Board of Directors shall be entitled to issue partial certificates, to determine the value of the distribution of certain assets, and to determine that shareholders shall receive payment on the basis of the value which shall have been determined as stated above, or that fractions at a value of less than 0.1 New Israeli Shekel shall not be taken into account, in order to adjust the rights of the parties. In addition, the Board of Directors shall be entitled to place all monies and specific assets in trust, in the hands of trustees, on behalf of those persons who are entitled to receive the dividend or the monies which have been capitalized, all as the Board of Directors shall see fit.

G. AUDITING AND NOTICES

Auditing and Internal Auditor

90.

The Annual Meeting shall be entitled to appoint the Accountant, who shall serve for a period which shall not extend beyond the next Annual Meeting. At least once a year, the Accountant shall audit the Company’s accounts and shall express his or her opinion as to the correctness of the Statement of Profit and Loss and the Balance Sheet. The Board of Directors shall fix the remuneration of the Accountant for auditing services.

91.

(a)	The Board of Directors of the Company shall appoint an Internal Auditor, pursuant to the provisions of the Companies Law.

(b)	The Board of Directors is entitled to terminate the term of office of the Internal Auditor, pursuant to the provisions of the Companies Law.

(c)	The organizational superiors of the Internal Auditor shall be the CEO jointly with the Chair of the Board of Directors.

Notices

92.

Without derogating from Articles 31and 32 above, the Company shall be entitled to deliver notices to its shareholders by any of the alternative means set forth hereinafter: delivery by hand; dispatch by mail to the address appearing in the Register or in an Additional Register; dispatch by facsimile to the fax number appearing in the Register or in an Additional Register, or to any number which shall have been given to the Company for this purpose by any shareholder; dispatch by e-mail to the e-mail address registered for that purpose in the Register or in an Additional Register; or in any other manner as shall be determined by the Company.

93.

Any and all notices which are to be delivered to a shareholder shall be given, with regard to jointly held shares, to the person whose name is first mentioned in the Register, and any notice thus given shall be deemed sufficient notice to the holders of the share.

94.

The Company shall be entitled to give notice to persons who are entitled to any share as a result of the death or bankruptcy of the shareholder, by sending said notice by any of the alternative ways set forth in Article 92 above according to the address, fax number or e-mail address (if any) given for that purpose by said persons, or by delivering the notice in the same way in which it would have been delivered (until such details shall have been given), had it not been for the death or bankruptcy as stated above.

95.

Any notice or other document which has been sent in any manner which is permitted pursuant to these Articles shall be deemed to have been duly given to its destination on the first business day at the receiving end following delivery, if delivered personally, 72 (seventy two) hours after it has been posted (7 (seven) days if sent from Israel to a place outside Israel, or if sent to Israel from a place outside Israel), on the first business day at the receiving end after transmission by facsimile or e-mail, or when actually received by the addressee if sooner. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed, or failed in some other respect, to comply with the provisions of this Article. A declaration in writing, signed by the person delivering the notice or the document, to the effect that a letter containing said notice or said document was addressed to the correct address and duly delivered to a post office, shall constitute absolute evidence to that effect.

96.

Failure to send notice to any shareholder pursuant to any applicable law or these Articles or the failure of any shareholder to receive notice, due to an error or as a result of a mishap beyond the control of the Company, shall not adversely affect the validity of any action, transaction or resolution taken by the Company and/or adopted by the General Meeting in question.

H. EXEMPTION, INSURANCE AND INDEMNIFICATION OF OFFICERS

97.

Subject to the provisions of applicable law, the Company shall be entitled to engage in a contract for insurance of the liability of any Officer of the Company, in whole or in part, in respect of any liability or expense imposed on an Officer or expended by him or her as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company for which insurance may be provided under applicable law, including in respect of any liability imposed on any Officer with respect to any of the following:

(a)	Breach of a duty of care vis-à-vis the Company or vis-à-vis another person;

(b)

Breach of a duty of loyalty vis-à-vis the Company, provided that the Officer acted in good faith and had reasonable grounds to believe that the action in question would not adversely affect the Company;

(c)

Financial liability which shall be imposed upon said Officer in favor of another person as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company; including

(d)

A payment which said Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that said Officer incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

98.

Subject to the provisions of applicable law, the Company shall be entitled to indemnify post factum and/or undertake in advance to indemnify any Officer of the Company, as a result of any liability or an expense imposed on him or her or expended by him or her as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company, in respect of any liability or expense for which indemnification may be provided under applicable law, including in respect of any liability or an expense imposed on the Officer as follows:

(a)

Financial liability imposed upon said Officer in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law, provided that the undertaking to indemnify in advance shall be limited to events which, in the opinion of the Board of Directors of the Company, are foreseeable, in light of the Company’s activities at the time that the undertaking to indemnify was given, and shall further be limited to amounts or criteria that the Board of Directors has determined to be reasonable under the circumstances, and provided further that in the undertaking to indemnify in advance the events that the Board of Directors believes to be foreseeable in light of the Company’s activities at the time that the undertaking to indemnify was given are mentioned, as is the amount or criteria that the Board of Directors determined to be reasonable under the relevant circumstances, including

(b)

A payment which said Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that said Officer incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

(c)

Reasonable litigation expenses, including attorney fees, expended by the Officer as a result of an inquiry or a proceeding conducted in respect of such Officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against said Officer and without any financial penalty being imposed on said Officer instead of a criminal proceeding (as such term is defined in the Companies Law), or which was concluded without the submission of an indictment against said Officer with a financial penalty being imposed on said Officer instead of a criminal proceeding, in respect of a criminal charge which does not require proof of criminal intent or in connection with a financial sanction.

(d)

Reasonable litigation expenses, including attorney fees, which said Officer shall have expended or shall have been obligated to expend by a court of law, in any proceedings which shall have been filed against said Officer by or on behalf of the Company or by another person, or with regard to any criminal charge of which said Officer was acquitted, or with regard to any criminal charge of which said Officer was convicted which does not require proof of criminal intent.

99.

Subject to the provisions of applicable law, the Company shall be entitled, in advance, to exempt any Officer of the Company from liability, in whole or in part, with regard to damage incurred as a result of the breach of duty of care vis-à-vis the Company.

100.

Notwithstanding the foregoing, the Company shall be entitled to insure, indemnify and exempt from liability any Officer of the Company to the fullest extent permitted by applicable law. Accordingly, (i) any amendment to the Companies Law, the Securities Law or any other applicable law expanding the right of any Officer to be insured, indemnified or exempted from liability in comparison to the provisions of these Articles shall, to the extent permitted by applicable law, immediately apply to the fullest extent permitted by applicable law, and (ii) any amendment to the Companies Law, the Securities Law or any other applicable law adversely affecting the right of any Officer to be insured, indemnified or exempted from liability in comparison to the provision of these Articles shall not be in effect post factum and shall not affect the Company’s obligation or ability to insure, indemnify or exempt from liability an Officer for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

I. MISCELLANEOUS

Amendment of the Articles of Association

101.

(a)

The Company shall be entitled to modify any of the provisions of this Article and any of the provisions of Articles 3, 29 (closing passage), 54, 55, 56, 64, 71 (opening passage) and 78 above, by way of a resolution to be adopted at a General Meeting by a majority of eighty-five percent of the votes at that session, unless a lower percentage shall have been established by the Board of Directors, by a majority of three-quarters of those persons voting, at a session of the Board of Directors which shall have taken place prior to that General Meeting.

(b)

The Company shall be entitled to modify the remaining provisions of these Articles (which are not included in the list set forth in subsection (a) above) by way of a resolution to be adopted at a General Meeting by a majority of three-quarters of the votes at that session, unless a lower percentage shall have been established by the Board of Directors, by a majority of three- fourths of the persons voting, at a session of the Board of Directors which shall have taken place prior to that General Meeting.

Special Tender Offer

102.

Notwithstanding that which has been set forth within the framework of the regulations that have been promulgated by virtue of the Companies Law, a special offer to purchase Company shares shall be governed by the provisions of Sections 328 to 334 of the Companies Law.